UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 25, 2013
(Date of earliest event reported: March 25, 2013)

Revlon, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11178	13-3662955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
237 Park Avenue New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Accounting Officer: Effective April 5, 2013, Jessica Graziano, currently the Company's Senior Vice President - Global Operations Finance, will assume the position of Senior Vice President, Corporate Controller and Chief Accounting Officer.  Ms. Graziano is replacing Gina Mastantuono, who, as previously disclosed, resigned such position effective April 5, 2013 to pursue a career opportunity in California.  Mses. Mastantuono and Graziano will work together to ensure a smooth transition of the Company's accounting responsibilities and the Company will be filling Ms. Graziano’s prior role with an internal candidate.

Prior to her appointment as the Company's Senior Vice President, Corporate Controller and Chief Accounting Officer, Ms. Graziano (40) served as the Company's Senior Vice President - Global Operations Finance since December 2010 and prior to that as the Company’s Vice President and Controller – U.S. Customer Finance since July 2009.  From July 2004 through July 2009, Ms. Graziano held several senior financial positions with UST Inc. (which in 2009 was acquired by Altria Group, Inc.), including last serving as Director – Corporate Financial Planning & Analysis, prior to joining the Company.  Ms. Graziano began her career at KPMG LLP in 1995.  Ms. Graziano is a Certified Public Accountant.

Ms. Graziano does not have any family relationships with any of the Company's directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON, INC.

	By:	/s/ Lauren Goldberg
Lauren Goldberg
Executive Vice President and General Counsel

Date: March 25, 2013